Exhibit 10.2

ELECTRIC LAST MILE, INC.

AGREEMENT FOR ENGINEERING, DESIGN & DEVELOPMENT SERVICES

工程设计开发服务协议

This Agreement for Engineering, Design, and Development Services (“Agreement”) is made effective as of _March 18_, 2021 by and between [Electric Last Mile, Inc], a Delaware Corporation, with its principle place of business in Michigan, USA (“Buyer”), and [Liuzhou Wuling Automobile Industry Co., Ltd], a China company located in [Wuling Building, No. 18 Hexi Road, Liuzhou City,, China] (the “Seller”). Buyer and Seller may be referred to herein individually as a “Party” and collectively as the “Parties”.

本工程设计和开发服务协议（以下称“协议”）由特拉华州公司[Electric Last Mile，Inc]，其主要营业地点位于美国密西根州，（以下简称“ 采购方”）和位于[广西柳州市河西路18号五菱大厦,]的中国公司[柳州五菱汽车工业有限公司]（“供货方”）于2021年_3_月_18_日签订生效。采购方和供货方在本文中可能分别称为“当事方”，也统称为“当事各方”。

RECITALS 背景

A. Buyer is an American automobile company that is developing, manufacturing, marketing and selling electric vehicles that will meet all current and proposed FMVSS requirements (“Vehicle”). Buyer’s product development plan relies upon leveraging the expertise and know-how of leading suppliers within each module of the Vehicle.

采购方是一家美国汽车公司，正在开发、制造、营销和销售将满足所有当前和未来的FMVSS要求的电动汽车（“车辆”）。 采购方的产品开发计划取决于在车辆的每个模块中利用领先供应商的专业知识和专有技术。

B. Seller owns certain matured commercial EV platforms and is capable of organizing EV mass production and related components supply and has strong engineering capabilities.

供货方拥有成熟的电动汽车平台，并拥有组织电动汽车大规模生产和相应的零部件供货以及很强的工程能力。

C. Subject to the terms of this Agreement, Buyer has selected Seller as its non-exclusive supplier for the engineering, design, development, and validation of the Model Class I_ of the Vehicle (the “Designated Module”). This appointment carries with it the understanding that Supplier will have end-to-end responsibility for the overall design, engineering and production of the Vehicle (“Project”) consistent with the core principle that Supplier is an expert in its field and has superior knowledge on which the Buyer may rely (“Core Principle”).

在遵守本协议条款的前提下，采购方已选择供货方作为其车辆分类_1_型（“指定模块”）的工程，设计，开发和验证的非独家供应商。 此项任命带有以下理解：供应商将对车辆（“项目”）的整体设计，工程和生产负有端到端的责任，这与供应商是其领域的专家并具有丰富知识的核心原则相一致，这是采购方可能依赖的（“核心原则”）。

NOW, THEREFORE, the Parties agree as follows:

因此，双方达成如下协议：

AGREEMENT

1.	Services and Compensation 服务与补偿

1.1	Seller agrees to provide services (“Services”) to Buyer in accordance with the terms of the Purchase Order and the Statement of Work or statement of requirements provided by Buyer. The Statement of Work contains a detailed description of Services that Seller will perform, the work product and other materials that Seller will deliver to Buyer (the “Deliverables”), and the time when the Deliverables will be provided.

供货方同意根据采购订单的条款和采购方提供的工作说明或要求向采购方提供服务（以下简称“服务”）。 工作说明详细描述了供货方将执行的服务，供货方将交付给采购方的工作成果和其他材料（“可交付成果”）以及交付的时间。

1.2	Seller will be compensated for Services fees as set forth in the Statement of Work. In addition, only if expressly permitted in the Statement of Work, Buyer may reimburse reasonable and necessary out-of-pocket costs and subcontracted costs associated with the Services, provided such costs have been previously approved by Buyer in writing. Out-of-pocket and subcontracted costs will be billed net, without mark-up.

供货方将获得工作说明中规定的服务费用。 此外，只有在工作说明中明确允许的情况下，供货方才能报销与服务相关的合理且必要的自付费用和分包费用，前提是这些费用事先已得到采购方的书面确认。 自付费用和分包费用将按实际支出计费，不加价。

1.3	Seller’s price for engineering and design services is $27.73 per hour (exchange rate is US$1 = CN￥6.5). Seller may use outside services for assistance in delivering a complete design and these sub-contractors and consultants shall bill at rates equal to or lower than Seller. It is agreed that whether Seller performs the services itself or uses sub-contractors and/or consultants, the total amounts charged to Buyer for completion of the design and Deliverables shall not exceed the amount set forth on the face of the subject Purchase Order, without Buyer’s prior written approval.供货方提供的工程和设计服务价格为每小时$_27.73_ 美元(汇率6.5）。 供货方可以使用外部服务来协助交付完整的设计，而这些分包商和顾问的费率应等于或低于供货方。 双方同意，未经采购方的事先书面批准，无论是供货方自己提供服务还是使用分包商和/或顾问，为完成设计和交付成果而向采购方收取的总金额均不得超过标的采购订单规定的金额。

(Note: in case a Purchase Order or Statement of Work contains more than one category of work, savings in one category shall not operate to increase the amounts in other categories. Costs incurred in excess of the amounts in the respective categories cannot be transferred or paid out of the money budgeted for other categories. The parties will meet monthly to review and audit the work done and hours expended by Seller in the categories of work listed in the subject Purchase Orders and Statements of Work.)

（注意：如果采购订单或工作说明包含不止一个类别的工作，则某一个类别所节省的费用不得用于增加其他类别的金额。超过相应类别金额的成本或费用无法转移用于其他类别的预算付款支付。双方将每月开会，审查和审核供货方完成“采购订单和工作说明”中列出作类别的工作和花费的时间。）

2.	Invoicing; Payment 开票； 付款

2.1	Following the provision of services, Seller shall submit an invoice in accordance with the Statement of Work. If requested in the Statement of Work or otherwise by Buyer, Seller shall submit with each invoice for payment, a progress report specifying the milestones or phases that have been completed against the Statement of Work. In those cases where a milestone or phase has not been completed, the Seller shall submit to Buyer the work performed during the period and the percentage of each milestone or phase that has been completed. Any delay in the submission of such progress report by Seller shall cause a corresponding delay in the payment obligation date of Buyer.

提供服务后，供货方应根据工作说明提交发票。 如果工作说明中有要求或采购方有其他额外要求，则供货方应随每张发票一起提交一份进度报告，说明根据工作说明已完成的里程碑或阶段。 在未能完成里程碑或阶段的情况下，供货方应向采购方提交在此期间完成的工作以及已完成的每个里程碑或阶段的百分比。 供货方延迟提交此类进度报告将导致采购方付款义务日期的相应延迟。

2.2	Buyer pays the development cost according to the important milestones of the development: 40% of the development cost is paid before the project is developed（among which $150,000 USD will be paid within 15 days upon execution of this Agreement, the balance shall be paid within 7 days upon both Parties confirm the development issues）, and 40% is paid after the project design accomplished and the verification test is completed. After the product development is completed and the production verification test is completed, the balance 20% shall be paid at delivery.

采购方按开发项目的里程碑重要节点支付开发费用，具体为本合同签订后15日内采购方支付给供货方15万美元，作为项目开发前支付40%的开发费用的一部分，余下部分在双方确认开发事项后7天内付清。在项目设计冻结及验证试验结束后7天内支付40%， 在产品开发完毕并完成生产验证试验，交付时支付20%。

3.	Program Managers; Form of Design Data; Changes 项目经理； 数据格式； 变更

3.1	Seller and Buyer shall each set up a full-time team (at least 4 members for seller side including but not limit to the expertise of manufacture engineering, program management, logistic(import & export), product engineering) as Program Management & coordination for the work to be done under the Purchase Order and the organization of goods supply. Such persons shall be responsible for all communications between the parties and any approvals required hereunder. The Program Managers shall mutually agree on the form, whether documentary or machine readable, content and engineering language of all design data furnished by Seller to Buyer hereunder, including all engineering releases and engineering change requests.

供货方和采购方应各自成立一个专职项目组（供货方至少4位成员包括但不限于生产工艺，项目管理，物流进出口，产品工程的专家），负责根据采购订单进行的工作。 项目组应对当事方之间的所有通信以及本协议要求的任何批准负责。项目经理应就由供货方根据本协议提供给采购方的包括文件格式或机器可读格式的所有设计数据的格式、内容和工程语言达成共识，包括所有工程报告和工程变更请求。

3.2	Both Parties shall have the right to demand changes to the performances specified in the Purchase Order (hereinafter “Changes”), including but not limited to Changes based on modifications of the specifications set forth in Statement of Work.

双方有权要求对采购订单中指定的性能进行变更（以下简称“变更”），包括但不限于基于工作说明书规定的规范进行更改的变更。

3.3	To the extent that the Changes do not require a substantial amount of additional work, Buyer shall not issue amended Purchase Order, and Seller shall implement such Changes without payment of additional compensation. In case of Changes which require a substantial amount of work, Seller shall accept Buyer’s amended Purchase Order and the overall compensation shall be adjusted accordingly to Changes by mutual consent, unless Seller furnishes proof that such Changes cannot be implemented.

如果变更不需要大量的额外工作，则采购方不再签发修改的订单，且供货方应在不收取额外补偿的情况下实施此类变更。 如果变更需要大量工作，则供货方应接受采购方的修改后的采购订单，并应经双方同意对变更产生的相应的总补偿金进行相应的调整，除非供货方提供无法实施此类变更的证据。

4.	Meetings 会议

Both Parties may request meetings with Seller to evaluate the progress of the Deliverables and matters related thereto. Each party will devote reasonable efforts to ensure attendance of appropriate personnel at any such meeting, including representatives who are party to the third-party agreements whose presence Buyer requests.

双方均可要求举行会议，以评估可交付成果的进度及其相关事宜。 各方将尽合理的努力以确保适当的人员出席任何此类会议，包括采购方要求其在场的第三方协议的代表。

5.	Standard of Workmanship and Warranty 工艺标准和保证

5.1	Seller shall use its best skills, resources and judgment to perform Services in an efficient and economical manner, to the reasonable satisfaction of Buyer. In addition to other rights provided under the Purchase Order or at law, Seller shall perform again, at no cost to Buyer, such Services and furnish any design data which, in the reasonable opinion of the Parties, does not meet such standards. Seller warrants the performance of all agreed obligations by Seller and the rights granted herein. Seller agrees to achieve Deliverables that are free and clear of third party’s rights.

供货方应使用其最佳技能、资源和判断力，以高效、经济的方式执行服务，以使采购方合理满意。 除采购订单或法律规定的其他权利外，若双方认为合理的不符合此类标准的任何设计数据，供货方应再次免费提供此项服务。 供货方保证供货方履行所有约定的义务以及此处授予的权利。供货方同意实现交付物无第三方权利。

5.2	When Deliverables include computer programs, including, where applicable, object code (including microcode) and source code, and any enhancements, modifications, updates or releases relating thereto (“Developed Software”), Seller further agrees to provide Buyer with the documentation related thereto including user manuals, training materials, product descriptions and applicable specifications, technical manuals and supporting materials, developed documents, and other printed information, whether distributed in print, electronic, or video format. Furthermore, Seller agrees that no portion of the Developed Software delivered to Buyer will contain any undisclosed features or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other computer software routines or hardware components designed to (i) permit access or unauthorized use of either the Developed Software or Buyer’s computer systems or vehicles, (ii) disable, damage or erase the Developed Software or data, or (iii) perform any other such actions. Furthermore, the Developed Software shall not contain preprogrammed preventative routines or similar devices which prevent Buyer from exercising the rights granted under the Agreement or from utilizing the Developed Software for the purpose for which it was designed.

当交付物包括计算机程序，包括（如果适用）目标代码（包括微代码）和源代码，以及与之相关的任何增强、修改、更新或发布（“开发的软件”）时，供货方进一步同意向采购方提供与之有关文档包括用户手册、培训材料、产品说明和适用的规范、技术手册和支持材料、已开发的文档以及其他印刷信息（无论是以印刷，电子还是视频格式分发）。此外，供货方同意交付给采购方的已开发软件的任何部分均不包含任何未公开的功能或任何“后门”、“定时炸弹”、“特洛伊木马”、“蠕虫”、“崩溃装置”、“病毒”或旨在（i）允许访问或未经授权使用已开发软件或采购方的计算机系统或车辆，（ii）禁用、损坏或擦除已开发的软件或数据，或（iii）执行任何其他计算机软件程式或硬件组件操作其他此类动作。此外，开发的软件不得包含预编程的预防性程式或类似设备，以防止采购方行使本协议项下授予的权利或阻止开发软件用于其设计目的。

5.3	The success of the design, engineering research and development efforts for the Vehicle depends on the active and open engagement of Seller and each of the sub-contractors selected for various modules of the Vehicle. The Project is intended to foster and enable this collaboration, and Seller shall exhaust its continuing efforts to achieve such success through its participation in the Project. Seller is responsible for identifying and obtaining information from Buyer regarding those parts and systems of the Vehicle and the Vehicle as a whole which are required for Seller to fully perform under this Agreement and Statements of Work. Seller shall notify Buyer in writing of any such information which it requires, consistent with the Core Principle.

车辆的设计，工程研发工作的成功取决于供货方和为车辆的各种模块选择的每个分包商的积极开发的参与。 本项目旨在促进这种合作，供货方应尽其所能通过参与该项目而取得成功。 供货方负责从采购方那里识别并获得有关供货方必须完全履行本协议和工作说明书规定的车辆零件和系统以及整个车辆的信息。供货方应按照核心原则将所需的任何此类信息书面通知采购方。

6.	Proprietary Information 专有信息

In order that Seller’s employees, approved sub-contractors and agents (“Seller’s Personnel”) may effectively provide the Services to Buyer under the Purchase Order, it may be necessary or desirable for Buyer to disclose confidential or proprietary information pertaining to Buyer’s past, present and future activities. All proprietary information furnished or made available by Buyer to Seller or to Seller’s Personnel in connection with the work or Services to be performed for Buyer hereunder, and all proprietary information provided, generated or developed by Seller or Seller’s Personnel for Buyer (collectively Buyer’s proprietary information), shall be owned by Buyer, shall be treated as confidential by the Parties and shall not be used or disclosed by the Sellers’ Personnel, either in whole or in part, except upon consent by the Buyer. Both Parties shall make the Parties’ Personnel aware of their obligation not to use or disclose Buyer’s proprietary information. Where non-breaching party becomes aware of circumstances regarding breaching party’s Personnel which compromises or may compromise non-breaching party’s proprietary information, breaching party will immediately inform non-breaching party of such circumstances.

为了使供货方的雇员、经批准的分包商和代理商（“供货方的人员”）可以根据采购订单有效地向采购方提供服务，采购方可能有必要或希望披露与采购方过去、现在有关的机密或专有信息和未来的活动。采购方向供货方或供货方人员提供的由采购方拥有的、与采购方根据本协议要执行的工作或服务有关的所有专有信息，以及供货方或供货方人员为采购方提供，生成或开发的所有专有信息（统称为采购方专有信息），双方人员将其视为机密信息，除非获得采购方同意认可，供货方否则不得全部或部分使用或披露该信息。双方应告知双方人员其不使用或不披露采购方专有信息的义务。如果守约方知道与违约方人员有关的情况在损害或可能损害守约方的专有信息，则违约方将立即将此情况通知守约方。

7.	Intellectual Property 知识产权

7.1	The intellectual property rights (including but not limited to invention patents, utility models, and appearance designs, which relate to the completed vehicle unit or parts) before the kick-off of this project still belong to the Supplier. During the development of this project, for the parts jointly developed by both Parties, the corresponding intellectual property rights shall be shared by both Parties; for parts independently developed by the Supplier, the relevant intellectual property rights shall be owned by the Supplier; for parts independently developed by the Purchaser, the relevant intellectual property rights shall be owned by the Purchaser; however, if the development is carried out on the basis of the data, models and other information provided by the Supplier, the intellectual property rights shall be jointly owned by the Parties; the two Parties shall subsequently signed a corresponding intellectual property agreement of joint ownership.

本项目执行前属于供货方所有的知识产权（包括但不限于与整车和部件相关的发明专利、实用新型、外观设计等）仍归属于供货方。本项目执行过程中，针对双方共同开发的部件，相应知识产权由双方共有；由供货方单独开发的部件，相关知识产权由供货方所有；由采购方单独开发的部件，相关知识产权归采购方所有，但在供货方提供的数据、模型等信息的基础上进行开发的，知识产权归双方共有，双方后续签订对应知识产权共有协议。

7.2	Regarding the intellectual property rights solely owned by one Party, if the other Party (or a third party) request to be licensed, a separate written agreement shall be executed by the Parties; for the intellectual property rights jointly owned by both Parties, neither Party may transfer or license to a third party without written consent from the other Party.

针对一方单独享有的知识产权，如需授权许可对方（或第三方）使用的，另行签署书面协议进行确认；针对双方共有的知识产权，未经另一方书面同意，任一方不得擅自向第三方转让或许可第三方使用。

9.	Right to Audit 复核

Seller hereby grants to Buyer access to all pertinent records, correspondence, writings, electronic files, drawings, and receipts related to the Services performed by Seller under the Purchase Order. Seller further agrees to maintain such records for a minimum period of five (5) years after final payment, unless local laws otherwise require a different retention period for any particular records.

供货方特此授予采购方访问与供货方根据采购订单提供的服务相关的所有相关记录、书信、文字、电子文件、图纸和收据的权限。 供货方进一步同意在最终付款后将此类记录保留至少五（5）年，除非当地法律另外要求对任何特定记录有不同的保留期。

10.	Subcontracting 分包

Seller agrees not to subcontract any portion of the Services without obtaining prior consent from Buyer. In the event of such consent obtained, Seller shall a) notify any approved subcontractor of Seller’s obligations under the Purchase Order, b) include similar provisions in the subcontract, and c) shall demand strict adherence to the provisions set forth in the Purchase Order.

未经采购方事先同意许可，供货方同意不将服务的任何部分分包。 在取得同意许可的情况下，供货方应：a）通知任何经批准的分包商其在采购订单项下的义务，b）在分包合同中包含类似规定，并且c）要求严格遵守采购订单中的规定。

11.	Independent Contractor 独立承包商

It is expressly understood and agreed that the Seller’s Personnel shall be and will remain Seller’s employees or approved subcontractors, and under no circumstances are they to be considered Buyer’s employees or agents. Seller acknowledges and agrees that there shall be an independent contractor relationship between Seller and Buyer at all times. Seller shall provide the Services at its own risk and assume full responsibility for such Services.

供货方明确理解并同意，供货方人员应是并且将继续是供货方的雇员或经批准的分包商，在任何情况下均不得将其视为采购方的雇员或代理商。 供货方承认并同意，供货方与采购方之间应始终保持独立的承包商关系。供货方应自行承担提供服务的责任，并对此类服务承担全部责任。

12.	Governing Law and Jurisdiction 管辖法律和法院

This Agreement shall be governed by and construed under the laws of CHINA without regard to its conflicts of laws principles that would require the application of the laws of any other jurisdiction. The Convention on the International Sale of Goods shall not apply. Except as otherwise provided in this Agreement, any claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration at Hong Kong International Arbitration Center (HKIAC). The arbitration shall be conducted on a confidential basis pursuant to the HKIAC Rules. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. Any such arbitration shall be conducted by an arbitrator experienced in international supply chain dispute and shall include a written record of the arbitration hearing. An award of such arbitration is final, non-appealable, and may be confirmed in a court of competent jurisdiction.

本协议应受中国法律法规的约束，并应根据中国法律进行解释，不考虑法律冲突原则要求的其他司法管辖区的法律。《国际货物销售公约》不适用。除非本协议另有规定，否则任何与本协议相关或与之相关的纠纷均应在香港国际仲裁中心进行具有约束力的仲裁。仲裁将根据HKIAC规则在保密的基础上进行。做出的任何决定或裁定均应采用书面形式，应为所有法律和事实提供解释，并应包括对成本、费用和合理的律师费的评估。任何此类仲裁均应由具有国际供应链争议经验的仲裁员进行，并应包括仲裁听证的书面记录。该仲裁的裁决是终局裁决，不能上诉，并可以取得辖区法院的确认。

13.	Counterparts. 多份副本

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

本合同应当签署一个或多个副本，每一份都被视为本合同的原件，且所有副本共同被视为相同的同一合同。

14.	Languages. 语言

This Agreement is written in both English and Simplified Chinese. In the event there is any conflict or inconsistency between the two languages, English shall have higher priority with due respect to the interpretation of Chinese language.

本合同以英文和简体中文书写。两种语言具同等效力，如两种文字存在冲突或不一致时英语在尊重中文含义的前提下将具有优先解释。

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

各方已经由其授权代表于开头所示日期签署此合同，以昭信守。

BUYER 采购方:		SELLER 供货方:

[ELM]		[柳州五菱汽车工业有限公司Liuzhou Wuling
Automobile Industry Co., Ltd]

By:	/s/ James Taylor	By:	/s/ Yong Rong Liu
	Name:		Name:
	Title: CEO		Title: